EXHIBIT 10.5
                            INDUSTRIAL BUILDING LEASE

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       TERM OF LEASE
 Beginning          Ending
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 11/10/99        11/10/2009

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MONTHLY RENT    DATE OF LEASE                   LOCATION OF PREMISES
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                                               22222 North Pepper Road
                                             Barrington, Illinois 60010
$17,403.65        11/10/99              [See description of Leased Premises
                                            on Exhibit A attached hereto
                                               and made a part hereof]

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                                    PURPOSE
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      General office and warehouse use.

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           LESSEE                                  LESSOR

NAME       CTI Industries Corporation   NAME       Pepper Road, Inc.

ADDRESS    22160 North Pepper Road      ADDRESS    401 S. LaSalle St., Ste. 1302

CITY       Barrington, Illinois 60010   CITY       Chicago, Illinois 60605

In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purpose the premises designated above (the "Premises"), together with the appurtenances thereto, for the above Term.

                         LEASE COVENANTS AND AGREEMENTS

1. RENT. Lessee shall pay Lessor or Lessor's agent as rent for the Premises the sum stated above, monthly in advance, until termination of this Lease, at Lessor's address stated above or such other address as Lessor may designate in writing.

2. UTILITY CHARGES. Lessee will pay, in addition to the specified rent above, all water, telephone, gas, electric light and power bills taxed, levied or charged on the Premises, for and during the term of this Lease. In case said bills for water, rent, gas, electric light and power shall not be paid by Lessee when due, Lessor shall have the right to pay the same, and any amounts so paid, together with any sums paid by Lessor to keep the Premises in a clean and healthy condition, are declared to be additional rent and shall be payable by Lessee with the next installment of rent due thereafter.

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3.    PAYMENT BY LESSEE. In addition to the rent to be paid by Lessee for the
      Premises, Lessee shall pay as additional rent for the Premises, all real estate taxes, special assessment taxes, sewer charges, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which are billed to the Premises or for any improvements made or placed on the Premises by Lessee, which Lessor shall become obligated to pay during the term of this Lease ("Impositions").

4. INTEREST ON LATE PAYMENTS. Each and every installment of rent, and each and every payment of other charges under this Lease which shall not be paid within ten (10) days of the date due, shall bear interest at the lower of either the highest rate permitted by law or twenty percent (20%) per annum from the date when the same is payable under the terms of this Lease until the same shall be paid.

5. RULES AND REGULATIONS. Lessee shall observe and comply with all reasonable rules and regulations as may be required by Lessor for the necessary, proper and orderly care of the Premises.

6. ASSIGNMENT; SUBLETTING. Lessee shall not assign this Lease or permit by any act or default the transfer of any of Lessee's interest under this Lease by operation of law, nor shall Lessee offer the Premises or any part thereof for lease or sublease, or permit the use thereof for any purpose other than as above mentioned, without in each case the written consent of Lessor. Lessor hereby acknowledges that Lessee is current leasing portions of the Premises and approves of the continuation of the following lease on its existing terms: Industrial Building Lease dated September 28, 1998, with Kroy, L.L.C. d/b/a Mac's Snow Removal, expiring on May 22, 2000. Lessor also acknowledges that Lessee is currently negotiating an office lease with Tri-County Physicians and Lessor confirms that it will approve of any lease or sublease entered into between Lessee and Tri-County regarding office space on the Premises.

7. INSURANCE. Lessee shall procure and maintain policies of insurance at its own cost and expense throughout the term of this Lease insuring:

            7.1 Lessor and Lessee from all claims, demands or actions for injury to or death of any person, in an amount of not less than $1,000,000 for injury to or death of more than one person in any one occurrence in an amount of not less than $1,000,000 and for damage to property in an amount of not less than $2,400,000 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Premises or any act or omission of Lessee together with an umbrella policy of $15,000,000. Said insurance shall comprehend full coverage of the indemnity set forth in Paragraph 10 hereof;

            7.2 Lessor and Lessee with the same limits of coverage as provided in subsection 7.1 for loss or damage by boiler or internal explosion or breakdown of boilers, if applicable;


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            7.3 Lessee from all worker's compensation claims;

            7.4 Lessor and Lessee against breakage of all plate glass utilized in the Building located on the Premises caused by Lessee; and

            7.5 Such other insurance, and in such amounts as may from time to time be reasonably required by Lessor and which is customary for buildings and operations that are similar to the Premises and Lessee's operations thereon.

8. FORM OF INSURANCE. The insurance set forth in Section 7 above shall be placed with reputable companies and the form, substance and amount shall be (even to the extent inconsistent with the foregoing if requested by a mortgagee of Lessor) satisfactory to Lessor and any mortgagee of Lessor. Such insurance shall not be subject to cancellation or material change, except after at least thirty (30) days's prior written notice to Lessor and any mortgagee of Lessor. The original insurance policies (or certificates thereof satisfactory to Lessor) together with satisfactory evidence of payment of the premiums thereon shall be deposited with Lessor at the commencement date of this Lease and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

9. WAIVER OF CERTAIN CLAIMS. Lessee waives all claims it may have against Lessor, its beneficiaries, agents and employees for damage or injury to persons or property sustained by Lessee or any persons claiming through Lessee or by any occupant of the Premises, or by any other person, resulting directly or indirectly from fire or other casualty, or any existing or future condition, defect, matter or thing in or about the Premises or any part thereof, or from any equipment or appurtenance therein or thereon, or from any accident in or about the Premises or from any occurrence, act, negligence or omission of any tenant, subtenant or other occupant of the Premises or any part thereof or of any other person, including Lessor, to the extent permitted by law. This Section 9 shall include, but not be limited to, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, broken glass, sprinklers, flooding of basement or caused by bursting or leakage of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Lessee or of other tenants, or occupants of any part of the Premises or of any other person, including Lessor to the extent permitted by law, or whether such damage be caused by or result from any thing or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature. All personal property belonging to Lessee or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of Lessee or of such other person only, and Lessor shall not be liable for any damage thereto or for the theft or misappropriation thereof.

10. INDEMNITY FOR ACCIDENTS. Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty or damages or charges imposed for any violation of any laws or ordinances, whether occasioned


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      by the neglect of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify and save and keep harmless Lessor against and from any and all loss, cost, damage or expense, arising out of or from any accident or other occurrence whatsoever on or about the Premises, causing injury to any person or property whomsoever or whatsoever and will protect, indemnify and save and keep harmless the Lessor against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provision hereof.

11. HAZARDOUS MATERIALS. Lessor and Lessee agree as follows with respect to the existence or use of "Hazardous Material" on the Premises or otherwise in the Building located thereon:

            11.1 Lessee, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any governmental authority having jurisdiction concerning environmental, health and safety matters, including, but not limited to, any discharge into the air, surface water, sewers, soil or groundwater of any hazardous material [as defined in Section 11.3 below], whether within or outside the Building located on the Premises.

            11.2 It shall not be unreasonable for Lessor to withhold its consent to any proposed assignment or sublease pursuant to Paragraph 6 if (i) the proposed assignee's or sublessee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material, or (ii) the proposed assignee or sublease is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

            11.3 As used in this Lease, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the State of Illinois or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C.
      Section 6903), or (iii) defined as a "hazardous substance" pursuant to
      Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) and asbestos.

            11.4 Any increase in the premiums for necessary insurance on the Premises which arises from Lessee's use and/or storage of these materials shall be solely at Lessee's expense. Lessee shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction.


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12.   SUBORDINATION OR SUPERIORITY. The rights and interest of Lessee under this
      Lease shall be subject and subordinate to any mortgage or first trust deed that has been or hereafter may be placed upon the Premises or the Building located thereon by Lessor and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Lessee shall execute and deliver whatever instruments may be reasonably required for such purposes within five (5) days after demand in writing and in conjunction with any such request.

13. RIGHTS RESERVED TO LESSOR. Without limiting any other rights reserved or available to Lessor under this Lease, at law or in equity, Lessor, on behalf of itself, its beneficiaries, its agents and assigns reserves the following rights to be exercised at Lessor's election:

            13.1 To change the street address of the Premises;

            13.2 To inspect the Premises during business hours after giving reasonable notice and to make repairs, additions or alterations to the Premises, at Lessor's or Lessee's expense as herein otherwise provided, specifically including, but without limiting the generality of the foregoing, to make repairs, additions or alterations within the Premises to mechanical, electrical, and other facilities;

            13.3 To show the Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and to persons wishing to rent the Premises;

            13.4 To place and maintain the usual "For Rent" or "For Sale" signs in, on or about the Premises; and

            13.5 During the last ninety (90) days of the Lease term, if during or prior to that time Lessee vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for new occupancy.

      Lessor may enter upon the Premises during business hours for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, without such entering being deemed an eviction or disturbance of Lessee's use or possession of the Premises, and without being liable in any manner to Lessee.

14. SURRENDER AND REMOVAL OF TENANT'S PROPERTY. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Lessee's right to possession of the Premises, Lessee will at once surrender and deliver up the Premises, together with all improvements thereon, to Lessor in the same condition and repair as of the commencement date of this Lease, reasonable wear and tear excepted. All alterations, additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises placed there by Lessee shall become Lessor's property


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      and shall remain upon the Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Lessee. If Lessor requests removal of said additions, hardware, non-trade fixtures and improvements, Lessee, at Lessee's sole cost and expense, shall remove the same and repair any damage to the Premises caused by such removal, and, if Lessee does not make such removal at said termination of this Lease, or within ten (10) days after such request, whichever is later, Lessor may (i) remove and deliver the same to any other place of business of Lessee or warehouse, and Lessee shall pay the cost of such removal, repairs to the Premises, delivery and warehousing to Lessor on demand, or (ii) treat such trade fixtures as having been conveyed to Lessor with this Lease by a Bill of Sale, without further payment, whether by set-off, credit allowance or otherwise, by Lessor or Lessee.

15. NO WASTE OR MISUSE. Lessee shall restore the Premises to Lessor, with glass of like kind and quality in the several doors and windows thereof, entire and unbroken, as is now therein, and will not allow any waste of water or misuse or neglect the water or light fixtures on the Premises, and will pay all damages to the Premises caused by such waste or misuse.

16. TERMINATION; ABANDONMENT; RE-ENTRY; RELETTING. At the termination of this Lease, by lapse of time or otherwise, Lessee agrees to yield up immediate and peaceable possession to Lessor, and failing so to do, to pay as liquidated damages, for the whole time such possession is withheld, the sum of two and one-half times the per diem rent then or most recently due under this Lease per day, and it shall be lawful for Lessor or its legal representatives at any time thereafter, without notice, to re-enter the Premises or any part thereof, either with or (to the extent permitted by law) without process law, and to expel, remove and put out Lessee or any person or persons occupying the same, using such force as may be necessary so to do, and to repossess and enjoy the Premises again as before this Lease, without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenants. In case the Premises shall be abandoned, deserted, or vacated, and remain unoccupied five days consecutively, Lessee hereby authorizes and requests the Lessor as Lessee's agent to re-enter the Premises and remove all articles found therein, place them in some regular warehouse or other suitable storage place, at the sole cost and expense of Lessee, and proceed to re-rent the Premises at the Lessor's option and discretion and apply all money so received after paying the expenses of such removal toward the rent accruing under this Lease. This request shall not in any way be construed as requiring any compliance therewith on the part of Lessor, except as required by Illinois statute. If Lessee shall fail to pay the rent at the times, place and in the manner above provided, and the same shall remain unpaid five days after the day whereon the same should be paid, Lessor by reason thereof shall be authorized to declare the Lease Term ended, and Lessee hereby expressly waives all right or rights to any notice or demand under any Illinois statute relative to forcible entry or detainer or landlord and tenant, and agrees that the Lessor, its agents or assigns may begin suit for possession or rent without notice or demand.


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17.   REMOVED PROPERTY. In the event of re-entry and removal of the articles found on the Premises as hereinbefore provided, Lessee hereby authorizes and requests Lessor to sell the same at public or private sale with or without notice, and the proceeds thereof, after paying the expenses of removal, storage and sale to apply towards the rent reserved herein, sending the overplus, if any, to Lessee upon demand.

18. CONFESSION OF JUDGMENT. If default be made in the payment of rent, or any installment thereof, as herein provided, Lessee hereby irrevocably constitutes any attorney of any Court of Record in this State, attorney for Lessee and in Lessee's name, from time to time, to enter the appearance of Lessee, to waive the issuance of process and service thereof, to waive trial by jury, and to confess judgment in favor of Lessor against Lessee for the amount of rent which may be then due hereunder, together with costs of suit and a reasonable sum for plaintiff's attorneys fees in or about the entry of such judgment, and to waive and release all errors and right of appeal from any such judgment, and to consent to an immediate execution thereon.

19. OPTION TO TERMINATE. In the event that Lessor, its successors, attorneys or assigns shall desire to regain the possession of the Premises herein described and terminate this Lease for any reason, Lessor shall have the option of so doing upon giving Lessee thirty (30) days notice of Lessor's election to exercise such option.

20. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, partnership or joint venture by the parties hereto, it being understood and agreed that no provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of lessor and lessee.

21. CORPORATE STANDING AND AUTHORITY. Lessee hereby represents and warrants to Lessor that Lessee is duly incorporated and is in good standing under the laws of said state or states as applicable, and is authorized to do business in the State of Illinois and has due authority to execute this Lease.

22. TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

23. GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

24. NO RENT DEDUCTION OR SET OFF. Lessee's covenant to pay rent is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.


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25.   RENT AFTER NOTICE OR SUIT. It is further agreed, by the Parties hereto, that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Lessor may receive and collect all rents due, and the payment of said rent shall not waive or affect said notice, said suit, or said judgment.

26. PAYMENT OF COSTS. Lessee will pay and discharge all reasonable costs, attorney's fees and expenses that shall be made and incurred by Lessor in enforcing the covenants and agreements of this Lease.

27. RIGHTS CUMULATIVE/WAIVER. The rights and remedies of Lessor under this Lease are cumulative. No failure by Lessor to exercise any of its rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the Parties at variance with the terms hereof shall constitute a waiver by either Party to demand exact compliance with the terms of this Lease. Waiver by either Party of any particular default by the other Party shall not affect or impair such Party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of either Party to exercise any rights arising from any default by the other Party affect or impair such Party's rights as to such default or any subsequent default.

28. ENTIRE AGREEMENT. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely recites the agreement between Lessor, its agents and beneficiaries, and Lessee.

29. SEVERABILITY. Wherever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

30. AMENDMENTS MUST BE IN WRITING. None of the covenants, terms or conditions of this Lease, to be kept and performed by either Party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the party against which such modification is being asserted.

31. PLURALS; SUCCESSORS. The words "Lessor" and "Lessee" wherever used in this Lease shall be construed to mean Lessors or Lessees in all cases where there is more than one Lessor or Lessee, and to apply to individuals, male or female, or to firms or corporations, as the same may be described as Lessor or Lessee herein, and the necessary grammatical changes shall be assumed in each case as though fully expressed. All covenants, promises, representations and agreements herein contained shall be binding upon, apply and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns.


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      This Lease has been executed by one or more corporations, and such executions have been authorized by a duly adopted resolution of the Board of Directors of such corporations.

      This Lease consists of 9 pages numbered 1 through 9.


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WITNESS the hands and seals of the Parties hereto, on the Date of the Lease stated above.

LESSEE: CTI INDUSTRIES CORPORATION      LESSOR: PEPPER ROAD, INC.


By:  /s/ Howard W. Schwan               By:  /s/ Howard W. Schwan
     ------------------------                -----------------------------------

Its: President                               Its: Vice-President

                              ASSIGNMENT BY LESSOR

      On this ___________________, 19______, for value received, Lessor hereby transfers, assigns and sets over to _______________________, all right, title and interest in and to the above Lease and the rent thereby reserved, except rent due and payable prior to _____________________, 19______.

                                        __________________________________(SEAL)

                                        __________________________________(SEAL)


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                                    EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES

      All of the real property commonly known as 22222 North Pepper Road, Barrington, Illinois, including all Buildings and parking facilities located thereon, such property bearing the following legal description:

      THAT PART OF THE SOUTH 1/2 OF SECTION 21, TOWNSHIP 43 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT A POINT IN THE EAST LINE OF THE WEST 1/2 OF THE SOUTHEAST 1/4 OF SAID
      SECTION 21, 983.62 FEET NORTH OF THE SOUTHEAST CORNER THEREOF; THENCE WEST PARALLEL WITH THE SOUTH LINE OF SAID SOUTHEAST 1/4, 699.98 FEET; THENCE NORTHERLY 332.59 FEET TO A POINT 323.17 FEET NORTH AND 648.28 FEET WEST OF THE POINT OF BEGINNING; THENCE EASTERLY PARALLEL TO THE SOUTH LINE OF SAID SOUTHEAST 1/4, 648.28 FEET TO THE EAST LINE OF THE WEST 1/2 OF SAID SOUTHEAST 1/4; THENCE SOUTH 323.17 FEET TO THE POINT OF BEGINNING, (EXCEPTING THEREFROM THE EAST 33 FEET THEREOF) IN LAKE COUNTY, ILLINOIS.